Exhibit 99.1

Meade Instruments Corporation
6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200 U.S.A.
(949) 451-1450 ■ FAX: (949) 451-1460 ■ www.meade.com

Meade Instruments Announces Closing of $6.1 million Private Placement of Common Stock

IRVINE, Calif. – August 27, 2007 – Meade Instruments Corp. (Nasdaq NM: MEAD), a leading designer and manufacturer of optical products, including telescopes and riflescopes, today announced that it has sold in a private placement 3,157,895 shares of its common stock to a small group of accredited investors for an aggregate gross purchase price of $6.1 million. These shares were issued without warrants or similar securities. The Company plans to use the net proceeds from the private placement for working capital purposes.

Steve Muellner, President and CEO of Meade, commented, “This equity placement enhances the liquidity of the Company as we continue to execute on our turnaround plans.  I would like to thank not only our accredited investors who participated in this private placement, but also the other accredited investors who were unable to participate in this offering due to its limited size.  We appreciate their confidence in the Company, and we look forward to updating the investment community on our progress over the coming quarters.”

The shares of common stock have not been registered under the Securities Act of 1933, as amended, or the securities law of any jurisdiction, and may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. Meade Instruments Corp. expects to file a registration statement with the Securities and Exchange Commission to register the resale of the shares of common stock issued in the private placement.

This release does not, and shall not, constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

ABOUT MEADE INSTRUMENTS

Meade Instruments is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars that address the needs of everyone from the casual observer to the serious sporting or birding observer. Meade also offers a complete line of riflescopes under the Simmons®, Weaver® and Redfield® brand names. The company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com.

“Safe-Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This news release contains comments and forward-looking statements based on current plans, exceptions, events, and financial and industry trends that may affect the Company’s future operating results and financial position expectation, including, without limitation, the Company’s expectation that the proceeds from the private placement will be sufficient to meet its liquidity needs; that the proceeds will be sufficient to fulfill the Company’s turnaround plans; that the Company will register the shares with the Security and Exchange Commission; or that the turnaround of the Company will be completed. Such statements involve risks and uncertainties which cannot be predicted or quantified and which may cause future activities and results of operations to differ materially from those discussed above. Such risks and uncertainties include, without limitation: the Company’s ability to execute on its turnaround plan with its current level of financial resources; the Company’s ability to file a registration statement with the Securities and Exchange Commission and have it declared effective on a timely basis, if at all; as well as the other risks and uncertainties previously set forth in the Company’s filings with the Securities and Exchange Commission. For additional information, please refer to the Company’s filings with the Securities and Exchange Commission.

Contact:
Meade Instruments Corp.
Paul Ross, 949-451-1450
or
The Piacente Group
Brandi Piacente/Melissa Dixon
212-481-2050
brandi@tpg-ir.com
Melissa@tpg-ir.com

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